UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 30, 2020

Dillard’s, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6140

(Commission File Number)

71-0388071

(I.R.S. Employer
Identification No.)

1600 Cantrell Road
Little Rock, Arkansas

(Address of Principal Executive Offices)

72201

(Zip Code)

(501) 376-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                            Entry into a Material Definitive Agreement

On April 30, 2020, Dillard's, Inc. (the "Company") entered into Amendment No. 2 to Credit Agreement (the “Amendment”) to the Five-Year Credit Agreement, dated as of May 13, 2015 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of August 9, 2017, the “Credit Agreement”). After giving effect to the Amendment, the Credit Agreement became secured by certain deposit accounts of the Company and certain inventory and deposit accounts of certain subsidiaries.  So long as availability exceeds $100 million and no event of default occurs and is continuing, there are no financial covenant requirements under the amended Credit Agreement. Commitments under the Credit Agreement remain at $800 million with a $200 million expansion option, and the maturity date remains August 9, 2022. The facility was arranged by JPMorgan Chase Bank, N.A. The Amendment and related press release are furnished as Exhibits 10.1 and 99.1, respectively, to this Current Report on Form 8-K, and each of these exhibits is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

Exhibit No.    Description

10.1                    Amendment No. 2 to Credit Agreement between Dillard’s, Inc., Dillard Store Services, Inc. and JPMorgan Chase Bank, N.A. as agent for a syndicate of lenders.

99.1                                           Press Release dated April 30, 2020 announcing the amended $800 million revolving credit facility.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD'S, INC.

DATED:	May 4, 2020	By:	/s/ Phillip R. Watts
		Name:	Phillip R. Watts
		Title:	Senior Vice President, Co-Principal Financial Officer and Principal Accounting Officer

		By:	/s/ Chris B. Johnson
		Name:	Chris B. Johnson
		Title:	Senior Vice President and Co-Principal Financial Officer